EXHIBIT 23.1

                    [LETTERHEAD OF BERNSTEIN & PINCHUK LLP]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To Purden Lake Resource Corp.

We consent to the use of this Registration Statement on Form SB-2 of our report dated May 22, 2007 relating to the financial statements of Purden Lake Resource Corp for the year ended March 31, 2007 and for the period November 30, 2006 (inception) to March 31, 2007.


/s/ Bernstein & Pinchuk LLP
----------------------------------

New York, New York
September 25, 2007